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                                                                    EXHIBIT 10.2

                                                               Execution Version


                THIS AGREEMENT CONTAINS AN ARBITRATION PROVISION


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective as of April 29, 1998, by and between Amtech Corporation d/b/a AMTC Corporation, a Texas corporation (the "Company"), and David P. Cook ("Employee").

                                    RECITALS
                                    --------

     A. The Company desires to provide for the continued employment of Employee.

     B. Employee is willing to continue to serve the Company on the terms and conditions provided in this Agreement.

     THEREFORE, in consideration of the covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

     1. Employment. The Company shall employ Employee, and Employee accepts such employment, on the terms and conditions set forth in this Agreement.

     2. Term. Subject to the terms and conditions in this Agreement, the employment of Employee by the Company as provided in Section 1 will be for a term commencing on April 29, 1998 and expiring the close of business on April 28, 2001; provided, however, that at the end of the initial term and each subsequent anniversary of the date hereof, the term of this Agreement shall automatically extend for an additional year unless a party provides, at least 90 days prior to the end of such initial term or such subsequent anniversary, written notice that it or he does not wish to extend the term.

     3. Position and Duties. Employee shall serve as Chairman of the Board, President, and Chief Executive Officer of the Company or in a comparable executive officer position with the Company with such duties as may be assigned to him from time-to-time by the Board of Directors (the "Board") of the Company; provided, however, Employee shall not be assigned any duty or position which will necessitate a change in the location of his home (presently in Dallas, Texas). For so long as Employee serves in the foregoing capacities, the Company shall nominate and support the election of Employee as a member of the Board. Employee shall devote substantially all his working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, Employee may spend reasonable amounts of time on personal, civic, and charitable activities that do not interfere with the performance of his duties and responsibilities to the Company. In addition, Employee may, subject to prior approval by the
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Board, spend reasonable amounts of time serving on boards of directors for other companies, provided that such service does not constitute or create a conflict of interest.

     4. Compensation. As compensation for Employee's employment under this Agreement, the Company is granting to Employee an option to purchase shares of the common stock of the Company, on the terms set forth in the Stock Option Agreement (the "Option Agreement") between the Company and the Employee, dated as of the date of this Agreement.

     5. Expenses and Services. During the term of Employee's employment under this Agreement, Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Employee by reason of his employment, provided that such expenses are incurred and accounted for in accordance with reasonable policies and procedures established by the Company and in effect when the expenses are incurred. The Company shall furnish Employee with office space, secretarial assistance, office supplies, office equipment, and such other facilities and services as are suitable to Employee's position and adequate for the performance of his duties.

     6. Confidential Information. Employee recognizes and acknowledges that Employee will have access to confidential information of the Company and its Affiliates (as defined below), including, without limitation, customer information, lists of suppliers and costs, information concerning the business and operations of the Company and its Affiliates, and proprietary data, information, concepts and ideas (whether or not patentable or copyrightable) relating to the business of the Company and its Affiliates, as applicable. Employee agrees not to disclose such confidential information, except as may be necessary in the performance of Employee's duties, to any person, nor use such confidential information in any way, unless Employee has received the written consent of the Company or unless such confidential information becomes public knowledge through no wrongful act of Employee. Upon termination of Employee's employment for any reason, Employee shall promptly deliver to the Company all drawings, manuals, letters, notebooks, customer lists, documents, records, equipment, files, computer disks or tapes, reports or any other materials relating to the business of the Company and its Affiliates (as defined below), and all copies, that are in Employee's possession or under Employee's control. Confidential Information shall not include information that constitutes general skills, knowledge, and experience acquired by Employee before and/or during his employment with the Company.

     7. Rights under Certain Plans. During the term of Employee's employment under this Agreement, Employee will be entitled to participate in the insurance and employee benefit plans and programs maintained by the Company and its Affiliates applicable to officer employees on the same basis as other officer employees of the Company or its Affiliates, as applicable, subject only to the possible substitution by or on behalf of the Company or its Affiliates of other plans or programs providing substantially similar or increased benefits for Employee. Employee will also be entitled to reasonable vacation time (not to exceed three weeks), with no reduction in compensation, in keeping with Employee's duties and responsibilities to the Company.

     8. Early Termination. Employee's employment under this Agreement may be terminated without any breach of this Agreement only under the following circumstances:

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     (A) Employee's employment under this Agreement will terminate upon
Employee's death;

     (B) If, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent from his duties and/or unable to perform the essential functions of his position, with or without reasonable accommodation, for a total of 180 days during any 18-month period, and within 30 days after written notice of termination is given (which may occur before or after the end of such 180-day period) shall not have returned to the performance of the essential functions of his position, with or without reasonable accommodation, the Company may terminate Employee's employment under this Agreement.

     (C) The Company may terminate Employee's employment under this Agreement for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate Employee's employment under this Agreement upon (1) the willful and continued failure by Employee to substantially perform his duties under this Agreement (other than any such failure resulting from Employee's incapacity due to physical or mental illness), after written demand for substantial performance is delivered by the Board that specifically identifies the manner in which the Board believes Employee has not substantially performed his duties; or (2) the willful engaging by Employee in misconduct that is materially injurious to the Company; or (3) the conviction of Employee, or a plea by Employee of nolo contendere, or the substantial equivalent to either of the foregoing, of or with respect to, any felony or serious crime of moral turpitude. For purposes of this subsection (C), no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in, or not opposed to, the best interest of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause without (a) reasonable written notice to Employee, setting forth the reasons for the Company's intention to terminate for Cause; (b) an opportunity for Employee, together with his counsel, to be heard before the Board (or an authorized representative thereof); and (c) delivery to Employee of a written Notice of Termination as defined in subsection (H) hereof from the Board finding that, in the good faith opinion of the Board, Employee engaged in the conduct set forth above in clause (1), (2), or (3) of this subsection (C).

     (D) Employee may terminate Employee's employment under this Agreement (1) for Good Reason; or (2) if Employee's health should become impaired to an extent that makes Employee's continued performance of Employee's duties under this Agreement hazardous to Employee's physical or mental health or Employee's life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request, Employee shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of Employee's doctor.

     For purposes of this Agreement, "Good Reason" shall mean (a) a failure by the Company to comply with any material provision of this Agreement or the Option

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Agreement that has not been cured within ten days after notice of such noncompliance has been given by Employee to the Company; (b) any material diminution in Employee's title and duties; (c) any purported termination of Employee's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of subsection (H) hereof (and for purposes of this Agreement, no such purported termination shall be effective); or (d) the assignment of duties or position that would necessitate a change in the location of Employee's home (presently in Dallas, Texas). Employee's resignation for Good Reason shall be effected by delivering a notice that shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for Good Reason.

     (E) The Company may terminate Employee's employment under this Agreement without Cause upon 30 days' notice to Employee.

     (F) Employee may terminate Employee's employment under this Agreement without Good Reason upon 90 days' notice to Company.

     (G) The Company may terminate Employee's employment under this Agreement for Non-Performance. For purposes of this Agreement, the Company shall have reason to terminate Employee's employment for "Non-Performance" if the Company's Board, acting in good faith, determines that the Company has failed to satisfactorily attain its business objectives under Employee's leadership.

     (H) Any termination of Employee's employment by the Company or by Employee (other than termination pursuant to subsection (A) above) shall be communicated by written Notice of Termination to the other party to this Agreement. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and, in the case of a Notice of Termination given by the Company, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

     (I) "Date of Termination" shall mean (1) if Employee's employment is terminated by Employee's death, the date of Employee's death; (2) if Employee's employment is terminated pursuant to subsection (B) above, 30 days after Notice of Termination is given (provided that Employee shall not have returned to the performance of the essential functions of his position, with or without reasonable accommodation, during such 30-day period); and (3) if Employee's employment is terminated for any other reason, the date specified in the Notice of Termination.

     9. Certain Effects of Termination. At any such time when Employee shall no longer be in the employ of the Company, any successor in interest to the Company or any of their respective Affiliates, Employee shall, within the period prescribed by applicable law, subject to the terms and conditions of any applicable insurance or employee benefit plan, receive payments in satisfaction of any and all other wages, benefits, pensions, or other remunerations which shall then be payable to, or vested on behalf of, Employee.

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     10.  Non-competition.  Employee agrees and covenants that Employee will not, during the term hereof and for a period of 18 months after Employee ceases to be employed by the Company:

          (A) compete, directly or indirectly, with any business or businesses conducted by the Company during the term hereof. For purposes of this Agreement, "Competition" shall include, without limitation, engaging in any business, whether as proprietor, partner, joint venturer, employee, agent, officer, or holder of more than five percent (5%) of any class of equity ownership of a business enterprise, that is competitive with any business or businesses conducted by the Company for the period or at the time in question. This non-competition provision is not intended to preclude Employee from participating in computer, software, or Internet-based businesses generally, provided that such participation is not otherwise in violation of this provision.

          (B) solicit to do, or do, competing business with any then-current customer of the Company or any person that has been a customer within the six months preceding the date of Employee's separation from employment with the Company.

          (C) solicit to hire, or hire, any then-current key employee of the Company, except by way of general advertising.

     Although the Company and Employee have, in good faith, used their best efforts to make the non-competition covenant reasonable in all pertinent respects, and it is not anticipated, nor is it intended, by either party to this Agreement that any arbitrator or court will find it necessary to reform the non-competition covenant to make it reasonable in all pertinent respects, the Company and Employee understand and agree that if an arbitrator or court determines it necessary to reform the non-competition covenant in order to make it reasonable in all pertinent respects, damages, if any, for a breach of the non-competition covenant, as so reformed, will be deemed to accrue to the Company as and from the date of such a breach only and so far as the damages for such breach related to an action which accrued within the scope of the non-competition covenant as so reformed.

     11. Affiliate Defined. The term "Affiliate" as used in this Agreement shall have the meaning given such term in the Option Agreement.

     12. Waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement. No waiver shall be binding unless executed in writing by the party making the waiver.

     13. Limitation of Rights. Nothing in this Agreement, except as specifically stated in this Agreement, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective permitted successors and assigns and other legal representatives, nor is anything in this Agreement intended to relieve or discharge

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the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

     14. Remedies. Employee hereby agrees that a violation of the provisions of Section 6 or 10 hereof would cause irreparable injury to the Company for which it would have no adequate remedy at law. Accordingly, in the event of any such violation, the Company shall be entitled to preliminary and other injunctive relief. Any such injunctive relief shall be in addition to any other remedies to which the Company may be entitled at law or in equity, or otherwise.

     15. Notice. Any consent, notice, demand, or other communication regarding any payment required or permitted hereby must be in writing to be effective and shall be deemed to have been received on the date delivered, if personally delivered, or the date received, if delivered otherwise, addressed to the applicable party at the address for such party set forth below or at such other address as such party may designate by like notice:

                        The Company:

                        AMTC Corporation
                        One Galleria Tower
                        13355 Noel Road, Suite 1555
                        Dallas, Texas 75240
                        Attn:  General Counsel

                        Employee:

                        David P. Cook
                        One Galleria Tower
                        13355 Noel Road, Suite 1555
                        Dallas, Texas 75240

     16. Inconsistent Obligations. Employee represents and warrants that Employee has not previously assumed any obligations inconsistent with those of this Agreement.

     17. Entirety and Amendments. This Agreement and the Option Agreement embody the entire agreement between the parties and supersede all prior agreements and understandings relating to the subject matter hereof, and may be amended only by an instrument in writing executed by all parties.

     18. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties to this Agreement and any successors in interest to the Company following a Change of Control (as defined in the Option Agreement), but otherwise, neither this Agreement nor any rights or obligations under this Agreement may be assigned (a) by Employee, except in the case of the death of Employee, or (b) by the Company.

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     19.  Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (excluding its conflict of laws rules) and applicable federal law.

     20. Cumulative Remedies. No remedy in this Agreement conferred upon any party is intended to be exclusive of any other benefit or remedy, and each and every such remedy shall be cumulative and shall be in addition to every other benefit or remedy given under this Agreement or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power, or remedy under this Agreement shall preclude any other or further exercise thereof.

     21. Disputes. During the pendency of any disputes under this Agreement and unless specifically enjoined by a court of competent jurisdiction or an arbitrator, the Company will continue to make all payments to Employee and provide all benefits to Employee that are described in this Agreement until such dispute is finally resolved without right of appeal.

     22. Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which constitute collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

     23. Descriptive Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not be deemed to limit, amplify, or modify the terms of this Agreement, nor affect the meaning hereof.

     24.  Arbitration.

     The Company and the Employee agree to the resolution by binding arbitration of all claims, demands, causes of action, disputes, controversies, or other matters in question ("Claims") arising out of this Agreement or the Employee's employment (or its termination), whether sounding in contract, tort, or otherwise and whether provided by statute or common law, that the Company may have against the Employee or that the Employee may have against the Company or any Affiliate or any benefit plans of the Company or any Affiliate or any fiduciaries, administrators, and affiliates of any of such benefit plans, or their respective officers, directors, employees, or agents in their capacity as such. This agreement to arbitrate shall not limit the Company's or the Employee's right to seek equitable relief, including, but not limited to, injunctive relief and specific performance in a court of competent jurisdiction. Claims covered by this agreement to arbitrate include, but are not limited to, claims by the Employee for breach of this Agreement, wrongful termination, discrimination (based on age, race, sex, disability, national origin, or other factor), and retaliation. The only Claims otherwise within the definition of Claims that are not covered by this Section 24 are: (1) any administrative actions that the Employee is permitted to pursue under applicable law that are not precluded by virtue of the Employee having entered into this Section 24; (2) any Claim by the Employee for workers' compensation benefits or unemployment compensation benefits; or (3) any Claim by the Employee for benefits under a Company or Affiliate pension or benefit plan that provides its own non-judicial dispute resolution procedure.

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     Claims shall be submitted to arbitration and finally settled under the
Employment Dispute Resolution Rules of the American Arbitration Association ("AAA") in effect at the time the written notice of the Claim is received. An arbitrator shall be selected in the manner provided for in the Employment Dispute Resolution Rules of the AAA, except that the parties agree that the arbitrator shall be an attorney licensed in the state where the arbitration is being conducted. If any party refuses to honor its obligations under this agreement to arbitrate, the other party may compel arbitration in either federal or state court. The arbitrator will have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this agreement to arbitrate, including, but not limited to, any claim that all or part of this Agreement is void or voidable and any claim that an issue is not subject to arbitration. The arbitration will be held in Dallas County, Texas. The arbitrator shall issue a written decision that identifies the factual findings and principles of law upon which any award is based. The award and findings of such arbitrator shall be conclusive and binding upon the parties. Any and all of the arbitrator's orders, decisions, and awards may be enforceable in, and judgment upon any award rendered by the arbitrator may be confirmed and entered by, any federal or state court having jurisdiction. The Company shall pay all costs and expenses of its advisors and expert witnesses, and Employee shall pay all costs and expenses of his advisors and expert witnesses. The costs and expenses of the arbitration proceedings will be paid by the non-prevailing party or as the arbitrator otherwise determines.
Discovery will be permitted to the extent directed by the arbitrator. EMPLOYEE UNDERSTANDS THAT BY AGREEING TO SUBMIT CLAIMS TO ARBITRATION, HE GIVES UP THE RIGHT TO SEEK A TRIAL BY COURT OR JURY AND THE RIGHT TO AN APPEAL A COURT OR JURY DECISION AND FORGOES ANY AND ALL RELATED RIGHTS HE MAY OTHERWISE HAVE UNDER FEDERAL AND STATE LAWS.

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                                   Signatures
                                   ----------

     To evidence the binding effect of the covenants and agreements described above, the parties to this Agreement have executed this Agreement on the dates set forth below, to be effective as of the date first above written.


                                       THE COMPANY:

                                       AMTECH CORPORATION
                                       d/b/a AMTC CORPORATION


                                       /s/ Steve M. York
                                       --------------------------------------
                                       Steve M. York
                                       Senior Vice President, Chief Financial
                                       Officer, and Treasurer

                                       Date:  August 11, 1998
                                            ---------------------------------


                                       EMPLOYEE:

                                       /s/ David P. Cook
                                       --------------------------------------
                                       David P. Cook

                                       Date:  August 11, 1998
                                            ---------------------------------

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